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                                                                   Exhibit 23(i)

                               CONSENT OF AUDITORS

         We consent to the use in the Form 10-KSB of Phon-net.com, Inc., of our Auditors' Report, dated October 4, 2000, on the consolidated balance sheets of Phon-net.com, Inc. as of July 31, 2000 and 1999, and the consolidated statements of operations and deficit, cash flows, and stockholders' equity for the years ended July 31, 2000, 1999 and 1998.

Vancouver, Canada
November 13, 2000

                                     /s/ Morgan & Company
                                     -------------------------------------------
                                     Morgan & Company
                                     Chartered Accountants